                                                                     EXHIBIT 3.2

                                    BY-LAWS

                                      OF

                            MURPHY OIL CORPORATION
                          As Amended December 1, 1999


                                  ARTICLE I.

                                   Offices.

     Section 1. Offices. Murphy Oil Corporation (hereinafter called the Company) may have, in addition to its principal office in Delaware, a principal or other office or offices at such place or places, either within or without the State of Delaware, as the board of directors may from time to time determine or as shall be necessary or appropriate for the conduct of the business of the Company.

                                  ARTICLE II.

                           Meetings of Stockholders.

     Section 1. Place of Meetings. The annual meeting of the stockholders shall be held at the place therein determined by the board of directors and stated in the notice thereof, and other meetings of the stockholders may be held at such place or places, within or without the State of Delaware, as shall be fixed by the board of directors and stated in the notice thereof.

     Section 2. Annual Meetings. The annual meeting of stockholders for the election of directors and the transaction of such other business as may come before the meeting shall be held in each year on the second Wednesday in May. If this date shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting the stockholders entitled to vote shall elect a board of directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

     Section 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board or by order of the board of directors and shall be called by the Chairman of the Board or the Secretary upon the written request of stockholders holding of record at least a majority of the outstanding shares of stock of the Company entitled to vote at such meeting. Such written request shall state the purpose or purposes for which such meeting is to be called.

     Section 4. Notice of Meetings. Except as otherwise expressly required by law, notice of each meeting of stockholders, whether annual or special, shall be given at least 10 days before the date on which the meeting is to be held to each stockholder of record entitled to vote thereat by delivering a notice thereof to him personally, or by mailing such notice in a postage prepaid envelope directed

                                   Ex. 3.2-1
to him at his address as it appears on the books of the Company, unless he shall have filed with the Secretary of the Company a written request that notices intended for him be directed to another address, in which case such notice shall be directed to him at the address designated in such request. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy; and if any stockholder shall in person or by attorney thereunto authorized, in writing or by telegraph, cable, radio or wireless and confirmed in writing, waive notice of any meeting of the stockholders, whether prior to or after such meeting, notice thereof need not be given to him. Notice of any adjourned meeting of the stockholders shall not be required to be given except where expressly required by law.

     Section 5. Quorum. At each meeting of the stockholders the holders of record of a majority of the issued and outstanding stock of the Company entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business except where otherwise provided by law, the certificate of incorporation or these by-laws. In the absence of a quorum, any officer entitled to preside at or act as secretary of such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called.

     Section 6. Voting. At every meeting of stockholders each holder of record of the issued and outstanding stock of the Company entitled to vote at such meeting shall be entitled to one vote in person or by proxy, but no proxy shall be voted after three years from its date unless the proxy provides for a longer period, and, except where the transfer books of the Company have been closed or a date has been fixed as the record date for the determination of stockholders entitled to vote, no share of stock shall be voted directly or indirectly. At all meetings of the stockholders, a quorum being present, all matters shall be decided by majority vote of those present in person or by proxy, except as otherwise required by the laws of the State of Delaware or the certificate of incorporation. The vote thereat on any question need not be by ballot unless required by the laws of the State of Delaware.


                                 ARTICLE III.

                              Board of Directors.

     Section 1. General Powers. The property, business and affairs of the Company shall be managed by the board of directors.

     Section 2. Number and Term of Office. The number of directors shall be twelve, but may from time to time be increased or diminished to not less than three by amendment of these by-laws. Directors need not be stockholders. Each director shall hold office until the annual meeting of the stockholders next following his election and until his successor shall have been elected and shall qualify, or until his death, resignation or removal.

     Section 3. Quorum and Manner of Acting. Unless otherwise provided by law the presence of six members of the board of directors shall be necessary to constitute a quorum for the transaction

                                   Ex. 3.2-2
of business. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of directors, a quorum being present, all matters shall be decided by the affirmative vote of a majority of the directors present, except as otherwise required by the laws of the State of Delaware.

     Section 4. Place of Meetings, etc. The board of directors may hold its meetings and keep the books and records of the Company at such place or places within or without the State of Delaware as the board may from time to time determine.

     Section 5. Annual Meeting. Promptly after each annual meeting of stockholders for the election of directors and on the same day the board of directors shall meet for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. Such meeting may be held at any other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors or in a consent and waiver of notice thereof signed by all the directors.

     Section 6. Regular Meetings. Regular meetings of the board of directors may be held at such time and place, within or without the State of Delaware, as shall from time to time be determined by the board of directors. After there has been such determination and notice thereof has been once given to each member of the board of directors, regular meetings may be held without further notice being given.

     Section 7. Special Meetings; Notice. Special meetings of the board of directors shall be held whenever called by the Chairman of the Board or by a majority of the directors. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least 10 days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable, radio or wireless, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purposes thereof. Notice of any meeting of the board of directors need not be given to any director, however, if waived by him in writing or by telegraph, cable, radio or wireless and confirmed in writing, whether before or after such meeting, or if he shall be present at such meeting. Any meeting of the board of directors shall be a legal meeting without any notice thereof having been given if all the directors then in office shall be present thereat.

     Section 8. Resignation. Any director of the Company may resign at any time by giving written notice to the Chairman of the Board or the Secretary of the Company. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 9. Removal. Any director may be removed at any time, either with or without cause, by the affirmative vote of the holders of record of a majority of the issued and outstanding class of stock of the Company entitled to vote for the election of such director, given at a special meeting of the stockholders called for that purpose. The vacancy in the board of directors caused by any such removal may be filled by the stockholders at such meeting.

                                   Ex. 3.2-3

     Section 10. Vacancies. Any vacancy that shall occur in the board of directors by reason of death, resignation, disqualification or removal or any other cause whatever, unless filled as provided in Section 9 hereof, shall be filled by the majority (even if that be only a single director) of the remaining directors theretofore elected by the holders of the class of capital stock which elected the directors whose office shall have become vacant. If any new directorship is created by increase in the number of directors, a majority of the directors then in office may fill such new directorship. The term of office of any director so chosen to fill a vacancy or a new directorship shall terminate upon the election and qualification of directors at any meeting of stockholders called for the purpose of electing directors.

     Section 11. Compensation of Directors. Directors may receive a fee, as fixed by the Chairman of the Board, for their services, together with expenses for attendance at regular or special meetings of the board. Members of committees of the board of directors may be allowed compensation for attending committee meetings. Nothing herein contained shall be construed to preclude any director from serving the Company or any subsidiary thereof in any other capacity and receiving compensation therefor.


                                  ARTICLE IV.

                           Committees of the Board.

     Section 1. Executive Committee. The board of directors shall elect from the directors an executive committee.

     The board of directors shall fill vacancies in the executive committee by election from the directors.

     The executive committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the board of directors, but in every case the presence of at least three members of the committee shall be necessary to constitute a quorum for the transaction of business.

     In every case the affirmative vote of a majority of all of the members of the committee present at the meeting shall be necessary for the adoption of any resolution.

     Section 2. Membership and Powers. The executive committee shall consist of such number of members as the Board in its discretion shall determine, in addition to the Chairman of the Board, who by virtue of his office shall be a member of the executive committee and chairman thereof. Unless otherwise ordered by the board of directors, each elected member of the executive committee shall continue to be a member thereof until the expiration of his term of office as a director.

     The executive committee, subject to any limitations prescribed by the board of directors, shall have special charge of all financial accounting, legal and general administrative affairs of the Company. During the intervals between the meetings of the board of directors the executive committee shall have all the powers of the board in the management of the business and affairs of the

                                   Ex. 3.2-4

Company, including the power to authorize the seal of the Company to be affixed to all papers which require it, except that said committee shall not have the power of the board (i) to fill vacancies in the board, (ii) to amend the by-laws, (iii) to adopt a plan of merger or consolidation, (iv) to recommend to the stockholders the sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all of the property and assets of the Company otherwise than in the usual and regular course of its business, or (v) to recommend to the stockholders a voluntary dissolution of the Company or a revocation thereof.

     Section 3. Other Committees. The board of directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more other committees, each committee to consist of two or more of the directors of the Company, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Company, and may have power to authorize the seal of the Company to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.


                                  ARTICLE V.

                                   Officers.

     Section 1. Number. The principal officers of the Company shall be a Chairman of the Board, President, one or more Vice Presidents (which may be designated as Executive or Senior Vice President(s)), a Secretary, a Treasurer, and a Controller. No officers except the Chairman of the Board and President need be directors. One person may hold the offices and perform the duties of any two or more of said offices.

     Section 2. Election and Term of Office. The principal officers of the Company shall be chosen annually by the board of directors at the annual meeting thereof. Each such officer shall hold office until his successor shall have been chosen and shall qualify, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     Section 3. Subordinate Officers. In addition to the principal officers enumerated in Section 1 of this Article V, the Company may have one or more Assistant Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries and such other officers, agents and employees as the board of directors may deem necessary, each of whom shall hold office for such period, have such authority, and perform such duties as the board or the President may from time to time determine. The board of directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

     Section 4. Compensation of Principal Officers. The salaries of the principal officers shall be fixed from time to time either by the board of directors or by a committee of the board to which such power may be delegated. The salaries of any other officers shall be fixed by the President or by a committee or committees to which he may delegate such power.

                                   Ex. 3.2-5

     Section 5. Removal. Any officer may be removed, either with or without cause, at any time, by resolution adopted by the board of directors at any regular meeting of the board or at any special meeting of the board called for the purpose at which a quorum is present.

     Section 6. Vacancies. A vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in these by-laws for election or appointment to such office for such term.

     Section 7. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and directors at which he may be present.
He shall have such other authority and responsibility and perform such other duties as may be determined by the board of directors.

     Section 8. President. The President shall be the chief executive officer of the Company and as such shall have general supervision and management of the affairs of the Company subject to the control of the board of directors. He may enter into any contract or execute any deeds, mortgages, bonds, contracts or other instruments in the name and on behalf of the Company except in cases in which the authority to enter into such contract or execute and deliver such instrument, as the case may be, shall be otherwise expressly delegated. In general he shall perform all duties incident to the office of President as herein defined and all such other duties as from time to time may be assigned to him by the board of directors. In the absence of the Chairman of the Board, the President shall preside at meetings of the stockholders and directors.

     Section 9. Vice Presidents. The Vice Presidents, in order of their seniority unless otherwise determined by the board of directors, shall in the absence or disability of the President perform the duties and exercise the powers of such offices. The Vice Presidents shall perform such other duties and have such other powers as the President or the board of directors may from time to time prescribe.

     Section 10. Secretary. The Secretary shall attend all sessions of the board and all meetings of the stockholders, and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the committees of the board of directors when required. He shall give or cause to be given, notice of all meetings of the stockholders and of special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors, or the President, under whose supervision he shall be. He shall keep in safe custody the seal of the Company and, when authorized by the board of directors, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

     Section 11. Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in the books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated from time to time by the board of directors.

     He shall disburse the funds of the Company as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the President and board of directors at the

                                   Ex. 3.2-6
regular meetings of the board, or whenever they may require it, an account of the financial condition of the Company.

     If required by the board of directors, he shall give the Company a bond, in such sum and with such surety or sureties as shall be satisfactory to the board, for the faithful performance of the duties of his office, and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

     Section 12. Controller. The Controller shall be in charge of the accounts of the Company and shall perform such duties as from time to time may be assigned to him by the President or by the board of directors.


                                  ARTICLE VI.

                          Shares and Their Transfer.

     Section 1. Certificates for Stock. Certificates for shares of capital stock of the Company shall be numbered, and shall be entered in the books of the Company, in the order in which they are issued.

     Section 2. Regulations. The board of directors may make such rules and regulations as it may deem expedient, not inconsistent with the certificate of incorporation or these by-laws, concerning the issue, transfer and registration of certificates for shares of capital stock of the Company. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all such certificates to bear the signature or signatures of any of them.

     Section 3. Stock Certificate Signature. The certificates for shares of the respective classes of such stock shall be signed by, or in the name of the Company by, the Chairman of the Board, the President or any Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and where signed (a) by a transfer agent or an assistant transfer agent or (b) by a transfer clerk acting on behalf of the Company and a registrar, the signature of any such Chairman of the Board, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. Each such certificate shall exhibit the name of the holder thereof and number of shares represented thereby and shall not be valid until countersigned by a transfer agent.

     The board of directors may, if it so determines, direct that certificates for shares of any class or classes of capital stock of the Company be registered by a registrar, in which case such certificates will not be valid until so registered.

     In case any officer of the Company who shall have signed, or whose facsimile signature shall have been used on, any certificate for shares of capital stock of the Company shall cease to be such officer, whether because of death, resignation or otherwise, before such certificate shall have been delivered by the Company, such certificate shall nevertheless be deemed to have been adopted by the

                                   Ex. 3.2-7

Company and may be issued and delivered as though the person who signed such certificate or whose facsimile signature shall have been used thereon had not ceased to be such officer.

     Section 4. Designations, Preferences, etc. on Certificates for Stock. Certificates for shares of capital stock of the Company shall state on the face or back thereof that the Company will furnish without charge to each stockholder who so requests (which request may be addressed to the Secretary of the Company or to a transfer agent) a statement of the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof which the Company is authorized to issue and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 5. Stock Ledger. A record shall be kept by the Secretary or by any other officer, employee or agent designated by the board of directors of the name of the person, firm, or corporation holding the stock represented by such certificates, the number of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation the respective dates of cancellation.

     Section 6. Cancellation. Every certificate surrendered to the Company for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled.

     Section 7. Transfers of Stock. Transfers of shares of the capital stock of the Company shall be made only on the books of the Company by the registered holder thereof or by his attorney thereunto authorized on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Company shall be deemed the owner thereof for all purposes as regards the Company; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary or the transfer agent making such transfer, shall be so expressed in the entry of transfer.

     Section 8. Closing of Transfer Books. The board of directors may by resolution direct that the stock transfer books of the Company be closed for a period not exceeding 60 days preceding the date of any meeting of the stockholders, or the date for the payment of any dividend, or the date for the allotment of any rights, or the date when any change or conversion or exchange of capital stock of the Company shall go into effect, or for a period not exceeding 60 days in connection with obtaining the consent of stockholders for any purpose. In lieu of such closing of the stock transfer books, the board may fix in advance a date, not exceeding 60 days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of any such dividend, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any record date so fixed.

                                   Ex. 3.2-8

                                 ARTICLE VII.

                           Miscellaneous Provisions.

     Section 1. Corporate Seal. The board of directors shall provide a corporate seal which shall be in the form of a circle and shall bear the name of the Company and words and figures showing that it was incorporated in the State of Delaware in the year 1964. The Secretary shall be the custodian of the seal. The board of directors may authorize a duplicate seal to be kept and used by any other officer.

     Section 2. Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the board of directors.

     Section 3. Voting of Stocks Owned by the Company. The board of directors may authorize any person in behalf of the Company to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation in which the Company may hold stock.

     Section 4. Dividends. Subject to the provisions of the certificate of incorporation, the board of directors may, out of funds legally available therefor, at any regular or special meeting declare dividends upon the capital stock of the Company as and when they deem expedient. Dividends may be paid in cash, in property, or in shares of capital stock of the Company, subject to the provisions of the certificate of incorporation. Before declaring any dividend there may be set apart out of any funds of the Company available for dividends such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Company.


                                 ARTICLE VIII.

                    Indemnification of Officers, Directors,
                       Employees and Agents; Insurance.


     Section 1.  Indemnification.

     (a) The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, except for an action by or in the right of the Company, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no

                                   Ex. 3.2-9
reasonable cause to believe his conduct was unlawful. Except for an action by or in the right of the Company, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. With respect to an action by or in the right of the Company, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     (b) To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (c) Any indemnification under subsection (a) (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (a). Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
(iii) by the stockholders.

     (d) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the manner provided in subsection (c) upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this section.

     (e) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in other capacities while holding such offices, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 2. Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company

                                  Ex. 3.2-10
would have the power to indemnify him against such liability under the provisions of either the General Corporation Law of the State of Delaware or of these by-laws.


                                  ARTICLE IX.

                                  Amendments.

     The by-laws of the Company may be altered, amended or repealed either by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote in respect thereof and represented in person or by proxy at any annual or special meeting of the stockholders, or by the affirmative vote of a majority of the directors then in office given at any regular or special meeting of the board of directors. By-laws, whether made or altered by the stockholders or by the board of directors, shall be subject to alteration or repeal by the stockholders as in this Article provided.

                                  Ex. 3.2-11